CONSENT OF DENNIS W. BERSCH, CPA,
                           INDEPENDENT AUDITORS

I consent to the reference of my firm under the caption "Experts" in the Prospectus of PVAXX Corporation that is made a part of this Registration Statement (Amendment No. 3 filed on Form SB-2, 02-20-2001) of PVAXX Corporation for the registration of approximately 6,000,000 shares of its common stock and to inclusion therein of our report dated June 30, 2000, with respect to the financial statements and schedules of PVAXX Corporation, as amended.

/s/ Dennis W. Bersch, CPA

Milwaukee, Wisconsin
February 20, 2001